Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of CTM Media Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Leslie B. Rozner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2010

/s/ Leslie B. Rozner
Leslie B. Rozner
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CTM Media Holdings, Inc. and will be retained by CTM Media Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.